Execution Version
FIFTEENTH AMENDMENT OF
2013 LOAN AND SECURITY AGREEMENT

THIS FIFTEENTH AMENDMENT OF 2013 LOAN AND SECURITY AGREEMENT (“Fifteenth Amendment”) is made as of the 23rd day of March, 2021 (the “Effective Date”) by and among ADA-ES, INC., a Colorado corporation (“Borrower”), ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation, as Guarantor (“ADES”), and BOKF, NA d/b/a BOK Financial, as successor in interest to COBIZ BANK, a Colorado corporation, d/b/a COLORADO BUSINESS BANK (“Lender”).

RECITALS

A. Borrower, ADES and Lender are parties to that certain 2013 Loan and Security Agreement dated as of September 19, 2013 (as amended, supplemented, modified and restated from time to time, the “Loan Agreement”).

B. In accordance with the provisions of the Loan Agreement, Lender has agreed to amend, for the benefit of Borrower and ADES, certain terms and conditions contained in the Loan Agreement, as specifically provided herein.

C. Other than as defined in this Fifteenth Amendment, all capitalized terms used in this agreement without definition shall have the meanings given to such terms in the Loan Agreement.

NOW THEREFORE, in consideration of the promises and covenants made by the parties and contained in this Fifteenth Amendment, the parties agree to the amendments set forth below as of the Effective Date:

1.Amendment to Definitions. The following definitions are amended and restated to read, in their entirety, as follows:

“Borrowing Base” means, as of any date, eighty percent (80%) of the fixed payments due to Borrower by Tinuum Group, LLC as the result of the AECI Leases.

“Secured Line Termination Date” means December 31, 2021, or such earlier date as may occur pursuant to Section 8.2 hereof.

2.Additional Definitions. The following definitions are added to Section 1.1:

“Cash Balance” means an amount equal to the aggregate unrestricted cash and cash equivalents of Borrower and ADES, on the applicable measurement day, measured on a consolidated basis for Borrower and ADES.

“Fifteenth Amendment Effective Date” means March 23, 2021.

3.Financial Information. Sections 6.11(b) entitled “Compliance Certificates” and 6.11(d) entitled “Borrowing Base” are amended and restated in their entirety as follows:

(b) Compliance Certificates. As soon as available and in any event within five (5) days after the end of each calendar month, a compliance certificate executed by the president or chief financial officer of Borrower in the form of Exhibit F attached hereto and made a part hereof.

(d) Borrowing Base. (i) As soon as available and in any event by the Tuesday following the end of each calendar week, provided that the balance outstanding hereunder is greater than zero dollars ($0.00), a Borrowing Base Certificate executed by the president or chief financial officer of Borrower in the form attached hereto as Exhibit C and made a part hereof; or (ii) as soon as available and in any event within forty (40) days after the end of each calendar quarter, provided that the the balance outstanding hereunder is zero dollars ($0.00), a Borrowing Base Certificate executed by the president or chief financial officer of Borrower in the form attached as Exhibit C and made a part hereof.

4.Financial Covenants. Section 6.13 entitled “Limitation on Distributions and Financial Covenants” is hereby amended and restated in its entirety to read as follows:

Limitation on Distributions and Financial Covenants. As of the Fifteenth Amendment Effective Date and for so long as any Obligations remain outstanding, Borrower and ADES shall be in compliance in all respects with the obligations set forth in Section 4.3(f) and Section 4.4 of the Apollo Loan Agreement as in effect as of the Thirteenth Amendment Effective Date, provided that the minimum aggregate Cash Balance required pursuant to Section 4.4(a) of the Apollo Loan Agreement shall be $6,000,000 for the purposes of this Agreement.

5.Amendments to Exhibits. Exhibit C and Exhibit F to the Loan agreement are amended and restated to read in their entirety, as attached hereto.

6.No Default. Borrower and ADES hereby certify to Lender that Borrower is in full compliance with the provisions of the Loan Agreement, and that no Event of Default will occur as a result of the effects of this Fourteenth Amendment.

7.Release of Claims. Borrower and ADES hereby release and forever discharge Lender, its affiliates, directors, officers, agents, employees, and attorneys (“Lender Parties”) of and from any and all liability, suits, damages, claims, counterclaims, demands, reckonings and causes of action, setoffs and defenses, whether known or unknown, whether arising in law or equity, which any of Borrower or ADES have, now have or may have in the future against Lender Parties by reason of any acts, omissions, causes or things arising out of or in any way related to this Fifteenth Amendment or the Loan Agreement existing or accrued as of the date of this Fifteenth Amendment. This release shall survive the termination of this Fifteenth Amendment. Borrower acknowledges that the foregoing release is a material inducement to Lender's decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in its agreement to enter into this Fifteenth Amendment.

8.Costs. Borrower will pay Lender's attorneys' fees for preparation of this Fifteenth Amendment, only, and reasonable costs and expenses of Lender strictly in connection therewith.

9.Miscellaneous.

(a)The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

(b)The terms and conditions of this Fifteenth Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

(c)This Fifteenth Amendment may be executed in any number of counterparts, and by Lender, ADES and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

(d)Except as expressly modified by this Fifteenth Amendment, the Loan Agreement shall remain in full force and effect and shall be enforceable in accordance with its terms.

(e)This Fifteenth Amendment and the Loan Agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between such parties with respect to such subject matter.

(f)This Fifteenth Amendment, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the State of Colorado.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fifteenth Amendment as of the Effective Date.

ADA-ES, INC.,
a Colorado corporation

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Treasurer

ADVANCED EMISSIONS SOLUTIONS, INC.,
A Delaware corporation

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Interim CEO

[Signature Page to Fifteenth Amendment of 2013 Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fifteenth Amendment as of the Effective Date.

BOKF, NA,
a national banking organization,
d/b/a BOK Financial

By:	/s/ Brian Russell
Name:	Brian Russell
Title:	Assistant Vice President

[Signature Page to Fifteenth Amendment of 2013 Loan and Security Agreement]